                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):  March 26, 1999


                          GREASE MONKEY HOLDING CORPORATION
                (Exact name of registrant as specified in its charter)


              Colorado             000-9812               87-0321320
  (State or other jurisdiction  (Commission File No.)  (I.R.S. Employer
     of incorporation)                                Identification No.)



       633 17th Street,  Suite 400, Denver, Colorado           80202
          (Address of principal executive offices)          (Zip Code)


          Registrant's telephone number, including area code:  (303) 308-1660

ITEM 5.  OTHER EVENTS.

     On March 26, 1999, Grease Monkey Holding Corporation entered into a merger agreement with QL 3000, Inc., a privately held company based in Jacksonville, Florida. The merger agreement provides that each shareholder of Grease Monkey will receive $1.00 for each share of Grease Monkey common stock. Holders of Grease Monkey preferred stock will receive the stated value of their preferred stock plus all accrued and unpaid dividends. QL 3000 must complete debt and equity financing to fund the merger consideration. Grease Monkey may terminate the Merger Agreement if QL 3000 has not received a commitment letter for the debt financing by May 25, 1999. In addition, completion of the merger is subject to regulatory and shareholder approvals.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits (numbered in accordance with Item 601 of regulation S-K).

             2.1   Agreement and Plan of Merger
             99.1  Press Release

                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     March 31, 1999

                                   GREASE MONKEY HOLDING CORPORATION




                                   By:  /s/ Rex L. Utsler
                                      -------------------------------------
                                        Rex L. Utsler, President and Chief
                                        Operating Officer